NON-QUALIFIED STOCK OPTION AGREEMENT


        AGREEMENT made as of the 8th day of August 2,000, between ETRAVNET.COM, Inc., a New York corporation, (hereinafter called the "Company") and Jay Haft (hereinafter called "Optionee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

        Whereas, the Company, for the purposes stated therein, has adopted a 2000 Stock Option Plan, a copy of which is annexed hereto as Exhibit "A" (hereinafter called the "Plan"); and

        Whereas, in accordance with said Plan the Board of Directors has determined that Optionee is eligible for and should be granted an option pursuant to said Plan as herein below provided, and Optionee desires to have such option;

        Now, Therefore, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Grant and Exercise of Option. The Company hereby grants to Optionee an option to purchase a total of 50,000 shares of the authorized and unissued Common Stock of the Company.

     2. The Directors of the company has elected to have Jay Haft act as a consultant, advisor and a member of the Board and we have agreed to compensate Mr. Haft by providing him with stock options based on the length of the consulting agreement. At the company's sole discretion at the beginning of each six month period beginning August 8, 2000 we will provide Mr. Haft with stock options of 12,500 shares having a par value of $.001 per share, at the price of $3.50 per share (the "Option"). For each subsequent sixth month period extending for up to four option dates totally we will grant stock options of 12,500 shares for each period as described above. Prior to any six month period based on dates indicates below the company has the right at it's sole discretion to terminate the agreement, and no further stock options will be issued for the remaining period of the consulting agreement.

        (a) The within option may be exercised before five (5) years (the "Expiration Date") and, within such period, only at the following times and in the following amounts:

            (i) At the  beginning  of the first six month period as of August 8,
2000,   the   Option  may  be   exercised   to  the  extent  of  not  more  than
12,500 shares of Common Stock granted in Paragraph 1 hereof:

            (ii) At the beginning of the second sixth month period dated February 9, 2001 of this Agreement, the option may be exercised to the extent of not more than 12,500 shares of Common Stock granted in Paragraph 1 hereof;

            (iii) At the  beginning of the fourth  sixth month period  beginning
August   9,2001  of  the   Agreement,   the   option   may  be   exercised   for
12,500 shares of Common Stock granted in Paragraph 1 hereof.



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            (iiii) At the  beginning of the fourth sixth month period  beginning
February 9, 2002 of this Agreement, the option may be exercised for 12,500 shares of Common Stock granted in Paragraph 1 hereof.

        (b) The within Option may be thereafter exercised in each instance, during its lifetime shall vest in increments as issued and under certain other circumstances as set forth in Section 6 of the Plan.

        (c) Each exercise of the within Option shall be by delivery to the Company, at its then principal office (attention of the Secretary), of written notice stating the number of shares of Common Stock to be purchased, accompanied by payment in full of the option price of such shares of Common Stock. The option price shall be payable in United States dollars in cash or by certified check, bank draft, postal or express money order; provided, however, that in lieu of payment in full in cash, an Optionee may, with the approval of the Board or the Committee, exercise the within Option by tendering to the Company shares of Common Stock owned by him and having a Fair Market Value equal to the cash exercise price (or the balance thereof) applicable to the within Option.

        (d) In the event of each exercise of the within Option, the Company shall deliver to the Optionee, personally or at his designated address, as soon as practicable, a certificate made out to the Optionee for the number of shares being purchased.

        (e) The within Option is not intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

        (f) If at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Optionee shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept Common Stock valued at its Fair Market Value on the date of payment, to cover the amount required to be withheld.

     3. Non-Transferability of Option. The Option granted under this Agreement shall not be transferable otherwise than by will or the laws of descent and distribution.

     4. Death, Retirement, Disability and Termination of Employment. Upon termination of all employment by Total Disability, the Optionee may exercise the Option at any time within one (1) year thereafter, but only to the extent the Option is exercisable on the date of such termination.

        In the event of the death of the Optionee while an employee of the Company or any Subsidiary, the Optionee's estate or any person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee may exercise the Optionee's Option at any time within the period of one (1) year from the date of death.



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        Notwithstanding the foregoing  provisions  regarding the exercise of the
Option, in the event of death, Total Disability or other termination of employment, in no event shall the Option be exercisable in whole or in part after the Expiration Date provided in Paragraph 1, above.

     5. Adjustments Due to Stock Splits, Mergers, Consolidation, Etc. If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares of Common Stock or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to this Option shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

        Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares of Common Stock or other securities which, at such time are subject to this Option.

        In the event of a Change in Control, (a) the within Option shall, for a period of sixty (60) days following such Change in Control, become immediately and fully exercisable, and (b) the Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control this Option or portion of this Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate exercise price for such Shares under this Option or portion thereof surrendered.

     6. Purchase for Investment. The Optionee represents, on behalf of himself and the person or persons referred to in Paragraph 3 above, that any shares of Common Stock purchased pursuant to this Agreement will be acquired in good faith for investment and not for resale or distribution, and Optionee on behalf of himself and said person or persons, agrees that each notice of the exercise of the within Option shall contain or be accompanied by a representation in writing signed by him or said person or persons, as the case may be, in form satisfactory to the Company, that the shares of Common Stock to be purchased pursuant to such notice are being so acquired and will not be sold except in compliance with applicable securities laws. The requirements of this Paragraph 5 may be waived by the Company if the Company shall have received an opinion of its counsel that such representation is not required.

     7. Binding Effect of the Plan. Optionee represents that he has read and understands the Plan and agrees to be bound by all of the terms and conditions thereof.



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     8. Capitalized  Terms. The capitalized terms used herein without definition are used as defined in the Plan.

        In Witness Whereof, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            ETRAVNET.COM, Inc.

                                       By: _____________________________________

                                           _____________________________________
                                           Jay Haft, Optionee